Avis Budget Group, Inc.

AWARD AGREEMENT – PERFORMANCE-BASED RESTRICTED STOCK UNITS

Award Agreement (this “Agreement”), dated as of [ ] (the “Date of Grant”), by and between Avis Budget Group, Inc., a Delaware corporation (the “Company”), and [ ] (the “Grantee”), pursuant to the terms and conditions of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.    The Plan. The Award granted to the Grantee hereunder is pursuant to the Plan. A copy of the Plan and the prospectus therefor have been provided to the Grantee and the terms of the Plan are hereby incorporated in this Agreement. Terms used in this Agreement that are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.    Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants Restricted Stock Units (the “Award”) to the Grantee as follows:

__________ Total Restricted Stock Units Subject to Award (the “Awarded Units”)

__________ Target Level of Awarded Units

3.    Schedule of Lapse of Restrictions. The Restricted Stock Units granted hereunder shall vest and be paid in the manner set forth below.
(a)    General. All of the Awarded Units are unvested and forfeitable as of the Date of Grant, and shall only become vested upon the achievement of both the time-based vesting conditions and the performance-based vesting conditions set forth below.
(i)    Time-Based Vesting. Subject to the achievement of the performance-based vesting conditions set forth in Section 3(a)(ii) of this Agreement, the Awarded Units shall become time-vested on the third anniversary of the Date of Grant set forth above, subject to the Grantee’s continued employment or other service with the Company or those of its subsidiaries that are included in the Plan through such applicable date (except as otherwise provided herein or in any applicable employment Agreement by and between the Grantee and the Company or its subsidiaries).

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(ii)    Performance-Based Vesting. Subject to the achievement of the time-based vesting conditions set forth above, the Awarded Units shall be subject to the following performance-based vesting conditions, based on the Company’s [ ] for the period commencing on [ ] and ending on [ ] (the “Measurement Period”):

[ ] Measurement Period	Vesting Level as % of Target Level of Awarded Units
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
To the extent that [ ] for the Measurement Period is between specified vesting levels, the portion of the Awarded Units that shall become vested based on [ ] performance shall be determined on a pro rata basis using straight line interpolation; provided that no portion of the Awarded Units shall become vested if the [ ] level achieved for the Measurement Period is less than [  ]; and provided, further, that the maximum portion of the Awarded Units that may become vested based on [ ] for the Measurement Period shall not exceed [ ]% of the Target Level of Awarded Units.

(b)    Accelerated Vesting. Notwithstanding any other provision herein to the contrary, in the event of the Grantee’s termination of service due to death or “Disability” (as defined in the Company’s long-term disability plan as then in effect) (i) prior to [ ], the Award shall become immediately and fully vested at the Target Level of Awarded Units set forth above, or (ii) on or after [ ] but prior to the [ ] anniversary of the Date of Grant set forth above, the Award shall become vested based on actual results in accordance with Section 3(a)(ii) of this Agreement without regard to any otherwise applicable continued service requirement, in each case, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee. In addition, the Award shall be subject to the Change in Control vesting provisions contained in Section 7 of the Plan and any vesting-related provisions contained in any applicable employment or similar Agreement between the Grantee and the Company as approved by the Committee.

(c)    Payment. To the extent that the Award hereunder becomes vested in accordance with the terms and conditions of this Section, the Award shall be paid to the Grantee in the form of one share of Stock for each unit that becomes vested hereunder within two and one-half months following the applicable vesting date, subject to the satisfaction of the requirements set forth in Section 8 of this Agreement. To the extent that any fractional units become vested and payable in accordance with this Section 3, such fractional units shall be eliminated at the time of payment by rounding down for fractions less than one-half and rounding up for fractions equal to or greater than one-half.

(d)    Other Administrative Provisions.

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(i)    Any portion of the Awarded units that does not become vested in accordance with the provisions of this Agreement shall be automatically forfeited and cancelled for no value without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.

(ii)    The Committee shall in good faith make all determinations necessary or appropriate to determine whether the performance vesting conditions hereunder have been satisfied. The Committee’s determinations shall be final, binding and conclusive upon all parties, absent manifest error or bad faith.
(iii)    In the event of an exchange, tender offer, merger, consolidation, recapitalization, split, combination or otherwise, the Committee shall make appropriate adjustments to the applicable performance metrics to the extent necessary to reflect such event and preserve the intended economic benefits hereunder. The Committee’s adjustment shall be made in accordance with the provisions of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement, absent manifest error or bad faith.
(iv)    Notwithstanding any other provision herein to the contrary, to the extent applicable to the Grantee hereunder, the Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and shall be subject in all respects to all of the terms and conditions of the Plan required for such qualification.

(v)    The terms and conditions of this Agreement shall remain strictly confidential, and the Grantee hereby agrees not to disclose the terms and conditions hereof (including, without limitation, the vesting conditions hereunder) to any person or entity, other than immediate family members, legal advisors or personal tax or financial advisors who, in each case, agree to keep such information confidential, until such time as the Company is required to publicly disclose the material terms hereof pursuant to any applicable law, rule or regulation.

4.     Termination of Service. Notwithstanding any other provision of the Plan to the contrary, except as otherwise provided in Section 3 of this Agreement, upon the termination of the Grantee’s service with the Company and/or any of its subsidiaries for any reason whatsoever (whether resignation or otherwise), the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion (but subject to the provisions of Section 3(d)(iv)) of this Agreement, accelerate the vesting of the Award, upon termination of service or otherwise, for any reason or no reason, but shall have no obligation to do so.

5.    No Assignment. Except as otherwise provided in the Plan, this Agreement (and the Award) may not be assigned by the Grantee by operation of law or otherwise.

6.    No Rights to Continued Service; Loss of Office. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the service of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such service. Notwithstanding any other provision of the Plan, the Award,

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this Agreement or any other Agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of service shall be deemed to have occurred on the date upon which the Grantee ceases to perform services for the Company or any of its subsidiaries following the provision of any notification of termination or resignation from service, and without regard to any period of notice of termination of service (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other Agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of service. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

7.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof unless the Grantee primarily lives and works in California in which case California law shall apply and the restrictions in Section 15(a) and (b)(iii) shall not apply and Section 15(b)(i) shall be considered modified to only prohibit conduct that also involves unauthorized use or other misappropriation of trade secrets.

8.    Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee agrees to remit to the Company or any of its applicable subsidiaries such sum as may be necessary to discharge the Company’s or such subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award. Accordingly, the Grantee agrees to remit to the Company or an applicable subsidiary any and all required minimum withholding taxes. Such payment shall be made to the Company or any applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. If the Grantee does not agree to remit the amount of withholding taxes or other taxes, or otherwise direct the Company or any of its subsidiaries to withhold such amount, the Company or any of its subsidiaries shall satisfy the minimum statutory amount of withholding taxes or other taxes with shares of Stock that would otherwise be received upon settlement of the Award.

9.    Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

10.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

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11.    Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

12.    Authority. The Compensation Committee of the Board of Directors of the Company shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

13.    Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to the Award until the issuance of Stock to the Grantee in respect of the Award.

14.    Dividends. The Committee may determine, in its sole and absolute discretion, that the Grantee may receive dividend equivalents, which shall be deferred until, and not paid unless, the shares of Stock underlying the Award are issued to the Grantee.

15.    Non-Competition/Non-Solicitation.

(a)
The Grantee acknowledges that the Grantee will perform services of a unique nature for the Company and its affiliates that are irreplaceable, and that the Grantee’s performance of such services to a “Competing Business” (as defined below) will result in irreparable harm to the Company. Accordingly, during the Grantee’s employment or other service with the Company and/or its affiliates and for a period of [ ] thereafter, the Grantee agrees that the Grantee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in a Competitive Business in the United States, United Kingdom, or any other country where the Company does Business at the time of Grantee’s termination of service. Notwithstanding the foregoing, nothing herein shall prohibit the Grantee from being a passive owner of not more than one percent (1%) of the equity securities of a publicly traded corporation engaged in a Competitive Business so long as the Grantee has no active participation in the business of such corporation. For purposes hereof, the term “Competitive Business” means any party which competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time, including, but not limited to, vehicle rental, vehicle sales, vehicle leasing, vehicle sharing, ride hailing, fleet management and other mobility services, either as a general or limited partner, proprietor, common or preferred shareholder (other than being less than a 1% shareholder in a publicly traded company), officer, director, agent, employee, consultant, trustee, affiliate, or otherwise.

(b)
During the Grantee’s service with the Company and for a period of [ ] thereafter, the Grantee agrees that the Grantee shall not, except in the furtherance of the Grantee’s duties to the Company, directly or indirectly, individually or on behalf of any other

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person, firm, corporation or other entity, (i) solicit, aid or induce any customer of the Company or any of its affiliates to purchase goods or services then sold by the Company or any of its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, (ii) solicit, aid or induce any employee, representative or agent of the Company or any of its affiliates to leave such employment or retention or, in the case of employees, to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or any of its affiliates, or hire or retain any such employee, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, or (iii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its affiliates and any of their respective vendors, joint venturers or licensors.  An employee, representative or agent shall be deemed covered by this Section 15 while so employed or retained and for a period of six (6) months thereafter.  Notwithstanding the foregoing, the provisions of this Section 15 shall not be violated by general advertising or solicitation not specifically targeted at Company-related persons or entities.

(c)
By accepting this Agreement, the Grantee gives the Company assurance that the Grantee has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 15. The Grantee agrees that these restraints are necessary for the reasonable and proper protection of the Company and its affiliates and their trade secrets and confidential information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Grantee from obtaining other suitable employment during the period in which the Grantee is bound by the restraints. The Grantee acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its affiliates and that the Grantee has sufficient assets and skills to provide a livelihood while such covenants remain in force. It is agreed that the Company’s affiliates will have the right to enforce all of the Grantee’s obligations to such affiliates under this Agreement, including, without limitation, pursuant to this Section 15. The term “affiliates” means any entity that owns a controlling interest in the Company, that the Company owns a controlling interest in, or that is under common ownership or control with the Company, including, but not limited to, subsidiaries.

(d)
If it is determined by a court of competent jurisdiction in any state, province or country that any restriction in this Section 15 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by applicable laws.

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(e)
In the event of any violation of the provisions of this Section 15, the Grantee acknowledges and agrees that the post-termination restrictions contained in this Section 15 shall be extended by a period of time equal to the period of such violation up to a maximum extension equal to the time period originally prescribed for the restriction, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

(f)
The obligations contained in this Section 15 hereof shall survive the termination of the Grantee’s employment or other service with the Company or any of its subsidiaries and the date on which the Grantee no longer holds, directly or indirectly, any equity securities in the Company, and shall be fully enforceable thereafter in accordance with the terms hereof. The existence of any claim or cause of action against the Company or any of its subsidiaries, whether based on this Agreement or any other reason, shall not constitute a defense to the enforcement of the restrictive covenants in this Agreement. The restrictive covenants in this Section 15 will apply and be valid notwithstanding any change in the Grantee’s duties, responsibilities, position, or title.

(g)
The Grantee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 15 would be inadequate and, in recognition of this fact, the Grantee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

AVIS BUDGET GROUP, INC.
By:___________________________

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